Exhibit 3.1.7

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TSI TELECOMMUNICATION HOLDINGS, LLC”, CHANGING ITS NAME FROM “TSI TELECOMMUNICATION HOLDINGS, LLC” TO “SYNIVERSE HOLDINGS, LLC”, FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 2004, AT 12:33 O’CLOCK P.M.

3456168 8100 [SEAL]	/s/ Harriet Smith Windsor
040153075	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 2967710 DATE: 03-03-04

CERTIFICATE OF AMENDMENT

OF

TSI TELECOMMUNICATION HOLDINGS, LLC

1. The name of the limited liability company is TSI TELECOMMUNICATION HOLDINGS, LLC (the “Company”).

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to:

SYNIVERSE HOLDINGS, LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of TSI TELECOMMUNICATION HOLDINGS, LLC this 27th day of February, 2004.

TSI TELECOMMUNICATION HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Raymond L. Lawless

Name: Raymond L. Lawless Title: CFO/Secretary

State of Delaware Secretary of State Division of Corporations Delivered 12:32 PM 03/01/2004 FILED 12:33 PM 03/01/2004 SRV 040153075 - 3456168 FILE